UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 20, 2005
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events
SIGNATURE

Section 8 — Other Events
Item 8.01. Other Events
The table captioned “Option Grants in Fiscal Year 2005” included in the Del Monte Foods Company Proxy Statement for its 2005 Annual Meeting of Stockholders (as filed with the SEC on August 16, 2005, the “Proxy Statement”) sets forth, among other things, the number of securities underlying options granted to each of the Company’s named executive officers in fiscal 2005 and the percentage of total options granted to employees in fiscal 2005 that the named executive officers’ option grants represent. Due to a calculation error in which the wrong denominator was used, the percentages reported in the table included in the Proxy Statement were incorrect. The denominator should have been 3,431,100, which represents the total number of shares subject to option grants made to employees in fiscal 2005.
Set forth below is the “Option Grants in Fiscal 2005” table from the Proxy Statement, with the percentages corrected.
Option Grants in Fiscal Year 2005
     The following table sets forth the options granted to the named executive officers for fiscal 2005.

	Individual Grants					Potential Realizable Value at
	Number of					Assumed Annual Rates of
	Securities		Percent of Total			Stock Price Appreciation
	Underlying		Options Granted	Exercise		for Option Term (2)
	Options		to Employees in	Price	Expiration
Name	Granted		Fiscal Year	(Per Share)	Date	5%	10%
Richard G. Wolford	881,000	(1)	25.7%	$10.59	9/22/2014	$5,867,455	$14,869,282
David L. Meyers	217,300	(1)	6.3%	10.59	9/22/2014	1,447,217	3,667,531
Todd R. Lachman	200,000	(1)	5.8%	10.59	9/22/2014	1,331,999	3,375,547
Nils Lommerin	200,000	(1)	5.8%	10.59	9/22/2014	1,331,999	3,375,547
Donald J. Binotto	100,000	(1)	2.9%	10.59	9/22/2014	665,999	1,687,773

(1)	Such options were issued in connection with the conversion of certain stock appreciation rights.

On September 22, 2004, the Compensation Committee of the Del Monte Foods Company Board of Directors approved the grant of stock appreciation rights settled in stock (SARs) under the Del Monte Foods Company 2002 Stock Incentive Plan (the “2002 Plan”) for Company vice presidents and above, as well as other key employees. Each of the Company’s current named executive officers received a grant. The SARs consisted of the right to receive shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), in an amount whose Fair Market Value (as defined in the Plan) would be equal, with respect to the number of shares granted, to the excess of (i) Fair Market Value of Common Stock on the date or dates upon which the SAR, or any portion thereof, was converted into Common Stock, over (ii) the Conversion Price. The conversion price of the SARs was equal to 100% of fair market value of the Company’s common stock on the date of grant. Additionally, the SARs vested over four years (25% per year) and expired ten years after the date of grant.

On December 7, 2004, in light of the enactment of The American Jobs Creation Act of 2004 and other considerations and in accordance with and pursuant to the terms of the revised form Stand-Alone Stock Appreciation Right Agreement, the Compensation Committee converted all of the SARs granted on September 22, 2004 into stock options. The vesting and expiration terms of any such substituted option are the

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same as the SARs grant (25% per year over four years measured from September 22, 2004). The exercise price of any such substituted option is equal to the Conversion Price (which was equal to the fair market value of the Company’s Common Stock on September 22, 2004).

Please see “Employment and Other Arrangements — Plans and Policies — Stock Incentive Plans” [in the Proxy Statement] for a description of the 2002 Plan as currently in effect. Please see “Proposal 2 — Amendment and Restatement of the Del Monte Foods Company 2002 Stock Incentive Plan” [in the Proxy Statement] for a description of proposed amendments to the 2002 Plan.

(2)	Potential realizable values are computed by (1) multiplying the number of shares of common stock subject to a given option by the per share price of our common stock on the date of grant, (2) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and (3) subtracting from that result the aggregate option exercise price. The 5% and 10% annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of Del Monte common stock.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: September 20, 2005	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

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